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  As Filed with the Securities and Exchange Commission on June ____, 1999
                                               Registration No. 333-35699

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      under
                           The Securities Act of 1933


                                EATON CORPORATION
               (Exact name of issuer as specified in its charter)

              Ohio                              34-0196300
    ------------------------       ---------------------------------
    (State of Incorporation)       (IRS Employer Identification No.)


                       Eaton Center, Cleveland, Ohio 44114
                    (Address of principal executive offices)


                   EATON CORPORATION SAVINGS PLAN FOR CERTAIN
                       CUTLER-HAMMER REPRESENTED EMPLOYEES
                              (Full Title of Plan)


                            E. R. Franklin, Secretary
                                Eaton Corporation
                       Eaton Center, Cleveland, Ohio 44114
                                 (216) 523-4103
           (Name, address, and telephone number, including area code, of agent for service)




                            POST-EFFECTIVE AMENDMENT




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    19,036 Eaton Corporation Common Shares covered by this Registration
Statement are hereby deregistered. This deregistration is the result of the merger of the Eaton Corporation Savings Plan for Certain Cutler-Hammer Represented Employees into the Eaton Corporation 401(k) Savings Plan. The deregistered shares have been included in the Registration Statement covering the Eaton Corporation 401(k) Savings Plan.



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                                   SIGNATURES


    The Registrant - Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on the 25th day of May, 1999.

                                      EATON CORPORATION


                                      By  /s/ G. L. Gherlein
                                         ------------------------------
                                         G. L. Gherlein
                                         Executive Vice President
                                         and General Counsel



    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


              Name                     Title


          *                Chairman and Chief Executive
-----------------------    Officer; Principal Executive
   Stephen R. Hardis       Officer; Director

          *                President and Chief Operating
-----------------------    Officer; Director
   Alexander M. Cutler

          *                Executive Vice President - Chief
-----------------------    Financial and Planning
   Adrian T. Dillon        Officer; Principal Financial
                           Officer

          *                Vice President and Controller;
-----------------------    Principal Accounting Officer
   Billie K. Rawot

          *                Director
-----------------------
   Phyllis B. Davis

          *                Director
-----------------------
   Ernie Green


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          *                Director
-----------------------
   Ned C. Lautenbach

          *                Director
-----------------------
   John R. Miller

          *                Director
-----------------------
   Furman C. Moseley

          *                Director
-----------------------
   Victor A. Pelson

          *                Director
-----------------------
   A. William Reynolds

          *                Director
-----------------------
   Gary L. Tooker







*By        /s/ DAVID M. O'LOUGHLIN                            May 25, 1999
    ---------------------------------------
     David M. O'Loughlin, Attorney-in-Fact
     for the Officers and Directors
     Signing in the capacities indicated

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                                 PLAN SIGNATURE


    The Plan - Pursuant to the requirements of the Securities Act of 1933, the Eaton Corporation Savings Plan for Certain Cutler-Hammer Represented Employees has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, Ohio, on the 25th day of May, 1999.




                                   EATON CORPORATION SAVINGS PLAN FOR CERTAIN
                                   CUTLER-HAMMER REPRESENTED EMPLOYEES

                                   By: Eaton Corporation Pension Administration Committee



                                   By:  /s/ S. J. Cook
                                        S. J. Cook, Chairperson
                                        of the Pension Administration
                                        Committee


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